UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2013

SMART ONLINE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
     (State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

919-765-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On February 7, 2013, Mr. Avy Lugassy, a principal with Atlas Capital, SA (“Atlas”), and the beneficial owner of 7,330,269 shares of common stock of Smart Online, Inc., or the Company, which shares represent approximately 40% of the Company’s outstanding voting securities, transferred such shares from Atlas to Grasford Investments Ltd., a British Virgin Islands company, which is owned and controlled by Mr. Lugassy.

Atlas will remain the holder of a majority of the aggregate outstanding principal amount of the Company’s convertible secured subordinated notes due November 14, 2016.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2013, the Company’s Board of Directors (the “Board”) elected Ronen Shviki, age 44, as an independent member of the Board.

Mr. Shviki is currently serving as the Vice President for Business Development of Mendelssohn Ltd., an Israeli distribution company, since January 2013. Prior to this, Mr. Shviki served in the Israel Defense Forces as a Colonel in the Army branch.

For his service as a director, Mr. Shviki will receive a monthly fee in the amount of $1,500 for his service on the Board. Mr. Shviki will also be able to participate in the Company’s 2004 Equity Compensation Plan.  At the time of his appointment Mr. Shviki received no equity compensation.

Mr. Shviki is the son-in-law of Shlomo Elia, another member of the Board. There are no transactions in which Mr. Shviki has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.

Date: February 13, 2013	By:	/s/ Thaddeus J. Shalek
Name: Thaddeus J. Shalek
Title: Chief Financial Officer

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